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EXHIBIT 10ae


                        AMENDED U S WEST COMMUNICATIONS GROUP
                               LONG-TERM INCENTIVE PLAN


                                      Section I
                                       PURPOSE

    The purpose of the Amended U S WEST Communications Group Long-Term
Incentive Plan (the "Plan") is to offer key executives of the U S WEST Communications Group ("Communications Group") and U S WEST, Inc. (the "Company") the opportunity to earn incentive compensation based on the accomplishment of strategic goals. These goals are designed to deliver sustained long-term returns to stockholders of the Company. Payouts under the Plan shall be determined based on the achievement of these pre-established and objective goals. Specifically, the Plan grants incentive compensation based upon a percentage (ranging from 0% to 100%) of the sum of regular cash dividends, if any, paid on Communications Group common stock ("Communications Stock") over a multiple-year performance period. The U S WEST Communications Group Long Term Incentive Plan was effective on January 1, 1996. This Amended U S WEST Communications Group Long Term Incentive Plan is effective January 1, 1997, contingent on the approval of stockholders of the Company. Distributions under the Plan are intended to qualify as "performance based compensation" under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.


                                      Section II
                                     DEFINITIONS

    2.1  "Change of Control" shall mean any of the following:

    (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Company's Board of Directors; or

    (ii) any period of two (2) consecutive calendar years during which there shall cease to be a majority of the Company's Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Company's Board of Directors and any new director(s) whose election by the Company's Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

    (iii) the Company becomes a party to a merger, consolidation or share exchange in which either (1) the Company will not be the surviving corporation or (2) the Company will be the surviving corporation and any outstanding shares of common stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

    (iv) for a Participant who has executed a Change of Control Agreement with the Company, any event that constitutes a "Change of Control" as set forth in such Change of Control Agreement, or any other event that a majority of the Company's Board of Directors, in its sole discretion, shall determine constitutes a Change of Control.

    2.2  "Code" shall mean the Internal Revenue Code of 1986, as amended.

    2.3  "Company" shall mean U S WEST, Inc. and any successor thereof.


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    2.4  "Committee" shall mean the Human Resources Committee of the Company's
Board of Directors, or its delegate. It is intended that the Committee members all qualify as "outside directors" within the meaning of Code section 162(m).

    2.5 "Communications Group" shall mean the U S WEST Communications Group of the Company.

    2.6 "Communications Stock" shall mean the common stock, $.01 par value, issued by the Company that tracks the performance of the Communications Group.

    2.7 "Disability" shall mean long-term disability as determined under the provisions of any Company or Communications Group disability plan maintained for the benefit of eligible employees of the Company or the Communications Group.

    2.8 "Dividend Equivalent Unit" or "DEU" shall mean a unit representing the sum of regular cash dividends on a share of Communications Stock paid during a Performance Period.

    2.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    2.10 "Participant" shall mean an executive or key employee of the Company or the Communications Group whom the Committee has determined shall participate in the Plan pursuant to Section III below.

    2.11 "Performance Period" shall mean the period of time during which the performance of the Company and/or the Communications Group is measured for purposes of determining a Participant's payout under the Plan, as set forth in
Section IV below.

    2.12 "Plan" shall mean the Amended U S WEST Communications Group Long-Term Incentive Plan.

    2.13 "Restricted Stock" shall mean shares of Communications Stock that are subject to a vesting period and to any other terms and conditions determined by the Committee for any Participant, as set forth in the Participant's Restricted Stock Agreement.

    2.14 "Retirement" or "Retires" shall mean for any Participant, that such Participant has terminated employment with the Company or the Communications Group other than "for cause" (as determined by the Committee) and (i) such person is eligible to receive an immediate service pension benefit under the U S WEST Pension Plan, (ii) such person would be eligible to receive an immediate service pension under the U S WEST Pension Plan, as amended and restated effective January 1, 1993, had that plan not been amended and restated effective January 1, 1997, (iii) such person specifically is treated as "retired" for purposes of the U S WEST 1994 Stock Plan ( the "Stock Plan") under any individually negotiated, custom, written agreement or arrangement between the Company or any Related Entity (as defined in the Stock Plan) and the Participant, or (iv) the Committee deems such Participant to be "Retired" for purposes of this Plan in its sole discretion.


                                     Section III
                                     ELIGIBILITY

    Participation in the Plan shall be limited to executives and key employees of the Company and the Communications Group, as determined by the Committee.


                                      Section IV
                                 PERFORMANCE PERIODS

    The Plan, as amended, shall be effective for two (2) Performance Periods, each having a duration of three calendar years. The first Performance Period shall commence on January 1, 1997, and shall terminate on December 31, 1999, and the second Performance Period shall commence on January 1, 1998, and shall terminate on December 31, 2000.


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                                      Section V
                              DIVIDEND EQUIVALENT UNITS

    At the beginning of each Performance Period, upon selection for participation in the Plan, and upon such other occasions as the Committee shall determine, the Committee shall assign to a Participant Dividend Equivalent Units ("DEUs"), each of which shall represent the sum of regular cash dividends, if any, on a share of Communications Stock paid during a Performance Period.


                                      Section VI
                                  PAYMENT OF SHARES

6.1 Calculation of Actual Payout Value. At the conclusion of each Performance Period, the total number of DEUs granted to a Participant shall be multiplied by the total dividend payout per share of Communications Stock during the Performance Period. The resulting product shall be equal to the Participant's maximum payout value for such Performance Period. The Participant's actual payout value shall be determined by applying a percentage, not to exceed one hundred percent (100%), to the Participant's maximum payout value. Such percentage shall be determined by comparing the performance of the Company and/or the Communications Group to the payout formula established by the Committee, as provided in Section VII below, and may be reduced for any Participant by the Committee in its sole and absolute discretion, provided that such reduction does not result in an increased percentage for any other Participant.

6.2 Form and Manner of Payout. The DEU award payment to each Participant shall be made in any combination of shares of Communications Stock, Restricted Stock or cash, as determined by the Committee in its sole discretion. Any portion of the award paid in Communications Stock shall be determined by dividing such portion of the actual payout value by the average closing price of Communications Stock over a twenty (20) trading day period. Such period shall commence ten (10) trading days prior to the end of the Performance Period. Awards shall be payable to a Participant as soon as practicable following the Performance Period. The Participant shall be entitled to certificates representing shares of such Restricted Stock only if the Participant abides by all terms and conditions of the underlying Restricted Stock Agreement, to the extent those conditions are not waived by the Committee in its sole discretion. At the discretion of the Committee, dividends, if any, paid on shares of Restricted Stock during the vesting period shall be paid to the Participant. Such dividends shall be payable in cash, shares of Communications Stock or Restricted Stock as determined by the Committee in its sole discretion.

6.3 Taxation. Any cash or unrestricted shares of Communications Stock paid pursuant to this Plan are taxable at the time they are paid. Restricted Stock paid pursuant to this Plan is taxable upon vesting.

6.4  Maximum Payout; Shares Available.  Subject to the adjustments set forth in
Section IX, no Participant shall be entitled to receive more than 200,000 DEUs for any Performance Period, and the maximum aggregate number of shares of Communications Stock that may be paid over the life of this Plan is 1,300,000, less the number of shares of Communications Stock, if any, awarded under the U S WEST Communications Group Long Term Incentive Plan for the 1996-1997 and 1996-1998 Performance Periods.


                                     Section VII
                                  PERFORMANCE GOALS

    Within 90 days of the commencement of each Performance Period, the Committee shall establish specific, objective, performance goals and a payout formula in connection with such performance goals. The performance goals shall be based on one or more of the following performance measures of the Communications Group: financial results; revenue; productivity and efficiency; service and customer care; and employees' and/or management's satisfaction.

    (a) Financial results shall be measured in terms of one or more of the following: free cash flow; operating cash flow; cash operating income (Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")); net income; earnings per share; total stockholder return; and relative stockholder return.


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    (b)  Revenue shall be measured in terms of one or more of the following:
revenue expressed in dollars or percent growth; revenue per access line; new product revenue expressed in dollars; percent of revenue or percent growth; and market share.

    (c) Productivity and efficiency shall be measured in terms of one or more of the following: revenue per employee; labor dollars as a percent of revenue; cash outlay per access line; and general and administrative expense as a percent of revenue.

    (d) Service and customer care shall be measured in terms of one or more of the following: customer access; customer commitments met; held orders; and overall customer satisfaction, as measured by survey.

    (e)  Employees' and management's satisfaction shall be measured by survey.


                                     Section VIII
                              SPECIAL DISTRIBUTION RULES

8.1 Change of Control. In the event of a Change of Control, the following shall occur:

    (a) For any DEUs issued in any calendar year(s) prior to the date of the Change of Control, the total dividend payout shall be determined as if the Change of Control occurred on the date on which the pre-set Performance Period is scheduled to end, as set forth in Section IV. For any DEUs issued in the calendar year of the Change of Control, the total dividend payout shall be determined as if the Change of Control occurred on the date on which the pre-set Performance Period is scheduled to end, calculated on a pro rata basis for the amount of time elapsed in that calendar year;

    (b)  The value of dividends yet to be paid in any current Performance
Period shall be valued at the amount of the most recent dividend paid prior to the Change of Control, and assuming that dividends would continue to be paid for the full duration of such Performance Period with the same frequency as prior to the Change of Control;

    (c) The performance goals of the Company for the Performance Period shall be deemed to have been met at the 100% level;

    (d) The Participant shall be paid immediately the number of shares of Communications Stock, or its equivalent value, that results in his or her case from the foregoing provisions. Any such shares of Communications Stock shall not be Restricted Stock; and

    (e) Any vesting period applicable to Restricted Stock previously issued under the Plan shall lapse immediately.

8.2 Death or Disability. If a Participant dies or becomes Disabled during any Performance Period, the benefit payable under the Plan for any outstanding DEUs held by the Participant at the time of death or disability, if any, to the Participant or his or her estate shall be paid in the same manner set forth in Subsection 8.1, substituting in each instance, as applicable, the term "death" or "Disability" for the term "Change of Control."

8.3 Retirement. If a Participant Retires during any Performance Period (i) any Restricted Stock issued under the Plan shall continue to vest in accordance with the vesting schedule established at the time such Restricted Stock was issued and shall continue to be subject to all other terms and conditions of the underlying Restricted Stock Agreement, and (ii) the Participant shall continue to hold any DEUs then held by the Participant and any award payable on such DEUs shall be calculated at the end of the Performance Period and paid to the Participant pursuant to the provisions of Section VI as if the Participant were employed and participated in the Plan during the entire Performance Period; provided, however, that the continuation of vesting of Restricted Stock and of participation in the Plan shall be contingent upon such Participant's execution and delivery to the Company, on or prior to the effective date of the Participant's Retirement, of the Company's standard "Waiver & Release" form, available from the Human Resources Department of the Company. If, however, the Committee in its sole discretion determines that, prior to the end of the Performance Period, (i) the Participant directly or indirectly receives payment for services rendered to, or is otherwise employed by, any person, firm or corporation that is in competition with the Company and/or the Communication Group or engaged in providing any goods or services that are substantially the same as goods or services provided or under development by the Company and/or the Communications Group, unless the Committee


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in its sole discretion determines otherwise, or unless the Participant is in full compliance with the Company's Policy on Service on Outside Boards of Directors, as interpreted solely by the Company's Senior Management Compliance Committee; or (ii) the Participant, either on his or her own account or in conjunction with or on behalf of any other person or entity whatsoever, directly or indirectly induces, solicit, or entice away any person who, at any time during the three (3) months immediately preceding the Participant's Retirement, is a managerial level employee of the Company (including, but not limited to, any Officer, Executive Director or director-level employee, or any equivalent or successor term for any such employees), the Participant immediately shall forfeit all DEUs and Restricted Stock granted under the Plan, and no payments on any DEUs held by the Participant shall thereafter be made. The foregoing provisions apply unless otherwise determined by the Committee in its sole discretion.

8.4 Other Termination. Unless the Committee in its sole discretion determines otherwise, if a Participant's employment terminates for any other reason, the Participant immediately shall forfeit all DEUs and Restricted Stock granted under the Plan, and no payments of Communications Stock shall thereafter be made.


                                      Section IX
                 ADJUSTMENT OF DEUs OR SHARES OF COMMUNICATIONS STOCK

    In the event of any change in the common stock of the Company by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number of DEUs and the maximum number of shares of Communications Stock remaining for issue under the Plan shall be adjusted appropriately by the Committee at or about the time of such event, provided that each Participant's position with respect to DEUs or shares of Communications Stock or other interests payable under this Plan shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional DEUs, shares or other interests resulting from such adjustment shall be rounded up to the next whole DEU, share or other interest, as the case may be. To the extent that any event set forth in this Section IX constitutes a Change of Control for any participant, the provisions of this Section IX shall apply prior to any calculation made pursuant to Subsection 8.1.


                                      Section X
                                     ARBITRATION

10.1 Scope of Arbitration. Any claim, controversy or dispute between a Participant and the Company or its subsidiaries or affiliated companies, whether sounding in contract, statute, tort, fraud, misrepresentation, discrimination or any other legal theory, including, but not limited to, disputes relating to the interpretation of this Plan; claims under Title VII of the Civil Rights Act of 1964, as amended; claims under the Civil Rights Act of 1991; claims under the Age Discrimination in Employment Act of 1967, as amended; claims under 42 U.S.C.
Section 1981, Section 1981a, Section 1983, Section 1985, or Section 1988; claims under the Family and Medical Leave Act of 1993; claims under the Americans with Disabilities Act of 1990, as amended; claims under the Fair Labor Standards Act of 1938, as amended; the Employee Retirement Income Security Act of 1974, as amended, claims under the Colorado Anti-Discrimination Act; or claims under any other similar federal, state or local law or regulation, whenever brought, shall be resolved by arbitration. The only legal claims between a Participant and the Company or the Communications Group that are not included for arbitration are claims by the Participant for workers' compensation or unemployment compensation benefits. In consideration of any DEU, Communications Stock or any Restricted Stock granted to a Participant under the terms of the Plan, such Participant shall voluntarily, knowingly and intelligently waive any right such Participant may otherwise have to seek remedies in court or other forums, including the right to a jury trial. The Federal Arbitration Act, 9 U.S.C. Sections 1-16 ("FAA") shall govern the arbitrability of all claims, provided that they are enforceable under the FAA, as it may be amended from time to time. In the event the FAA does not govern, the Colorado Uniform Arbitration Act shall apply. Additionally, the substantive law of Colorado, to the extent it is consistent with the terms stated in this Plan for arbitration, shall apply to any common law claims. This arbitration provision supersedes any other arbitration agreement between the Participant and the Company to the extent they are inconsistent.

10.2 Arbitration Proceedings. A single arbitrator engaged in the practice of law shall conduct the arbitration under the applicable rules and procedures of the American Arbitration Association ("AAA"). Any dispute that relates to the


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Participant's employment with the Company or the Communications Group or to the termination of the Participant's employment shall be conducted under the AAA National Rules for the Resolution of Employment Disputes, effective June 1, 1996. The arbitrator shall be chosen from a state other than the Participant's state of residence and other than Colorado. Other than as set forth in this Plan, the arbitrator shall have no authority to add to, detract from, change, amend, or modify existing law. All arbitration proceedings, including without limitation, settlements and awards, under this Plan shall be confidential. The parties shall share equally the hourly fees of the arbitrator. The prevailing party in any arbitration may be entitled to receive reasonable attorneys' fees. The arbitrator's decision and award shall be final and binding, as to all claims that were, or could have been, raised in the arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If any party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and another party successfully stays such action and/or compels arbitration of such claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.


                                      Section XI
                               MISCELLANEOUS PROVISIONS

11.1 Assignment or Transfer. No DEUs or other interest or rights under the Plan shall be subject in any manner to anticipation, hypothecation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.

11.2 Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Participant.

11.3 Taxation. The Company shall have the right to deduct from any Plan distribution any federal, state or local income and employment taxes that it is required by law to withhold.

11.4 Other Incentive Plans. The adoption of this Plan does not preclude the adoption by appropriate means of any other incentive plan for employees of the Company or the Communications Group.

11.5 Effect on Employment. Nothing contained in this Plan or any related agreement or any agreement referred to herein shall affect, or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided. Nothing contained in this Plan or any related agreement or any agreement referred to herein shall impose, or be construed as imposing, any obligation on (i) the Company or the Communications Group to continue the employment of any Participant or (ii) any Participant to remain in the employ of the Company.

11.6 Amendment of Plan. The Committee shall have the right to amend, modify, suspend or terminate this Plan at any time, provided that, in the case of Participants who are subject to Section 16(a) of the Exchange Act, no amendment shall be made that (i) materially increases the benefits accruing to such Participants, (ii) materially increases the number of shares of common stock that may be issued under this Plan, or (iii) materially modifies the requirements of eligibility for such Participants, unless such amendment is made by or with the approval of stockholders. The Committee or its designee shall be authorized to make any other amendments to the Plan.

11.7 Federal Securities Law. With respect to grants of Communications Stock to individuals subject to Section 16 of the Exchange Act, the Company intends that the provisions of this Plan and all transactions effected in accordance with the Plan shall comply with Rule 16b-3 under the Exchange Act. Accordingly, the Committee shall administer and interpret the Plan to the extent practicable consistently with such rule.

11.8 Securities Law Compliance. No shares of common stock shall be issued under this Plan until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of stop-orders and restrictive legends on certificates for common stock as it deems appropriate.

11.9 Administration. The Plan shall be administered by the Committee, which may adopt such rules, regulations and guidelines as it determines necessary for the administration of the Plan. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to


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whom it has delegated duties as aforesaid may employ one or more persons to render advice on any responsibility that the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.
 The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subject by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.

11.10 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Colorado.


                                     Section XII
                                 ADOPTION OF THE PLAN

    This Plan shall become effective on the date it is approved by stockholders of the Company. All awards granted under this Plan shall be contingent on such approval by stockholders.


                                     Section XIII
                               TERMINATION OF THE PLAN

    The Plan shall terminate on December 31, 2000, except that any outstanding DEUs granted prior to the termination of the Plan shall remain subject to all terms and conditions of the Plan as if the Plan were not terminated. Any Restricted Stock granted under the Plan shall continue to vest in accordance with the vesting schedule established at the time such Restricted Stock was issued and shall continue to be subject to all other terms and conditions of the underlying Restricted Stock Agreement, unless the Committee determines otherwise in its sole discretion.